UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2017

CBOE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34774	20-5446972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street Chicago, Illinois	60605
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 786-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition of Disposition of Assets.

On February 28, 2017, pursuant to the Agreement and Plan of Merger, dated as of September 25, 2016 (the “Merger Agreement”), by and among CBOE Holdings, Inc., a Delaware corporation (“CBOE Holdings”), Bats Global Markets, Inc., a Delaware corporation (“Bats”), CBOE Corporation, a Delaware corporation and a wholly-owned subsidiary of CBOE Holdings (“Merger Sub”), and CBOE V, LLC, a Delaware limited liability company and a wholly-owned subsidiary of CBOE Holdings (“Merger LLC”), CBOE Holdings completed the merger (the “Merger”) of Merger Sub with and into Bats and the subsequent merger (the “Subsequent Merger”) of Bats with and into Merger LLC.  As a result of the Merger, Bats became a wholly-owned subsidiary of CBOE Holdings.

As a result of the Merger, each share of voting common stock of Bats, par value of $0.01 per share (“Bats Voting Common Stock”), and each share of non-voting common stock of Bats, par value of $0.01 per share (“Bats Non-Voting Common Stock” and, together with the Bats Voting Common Stock, “Bats Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares held by CBOE Holdings, Bats or any of their respective subsidiaries, shares held by any holder of Bats Common Stock who was entitled to demand and properly demanded appraisal of such shares under Delaware law and unvested restricted shares of Bats Common Stock granted under any Bats equity incentive plan (all such shares described in this parenthetical, “Excluded Shares”)) was converted into, at the election of the holder of such share, either (i) 0.3201 of a share of common stock, par value of $0.01 per share, of CBOE Holdings (“CBOE Holdings Common Stock”) and $10.00 in cash (the “Mixed Consideration”), (ii) $14.99 in cash and 0.2577 of a share of CBOE Holdings Common Stock (the “Cash Election Consideration”) or (iii) 0.4452 of a share of CBOE Holdings Common Stock (the “Stock Election Consideration”). Pursuant to the terms of the Merger Agreement, the Cash Election Consideration and Stock Election Consideration payable in the Merger were calculated based on the volume-weighted average price (rounded to four decimal places) of shares of CBOE Holdings Common Stock on The Nasdaq Stock Market LLC for the period of ten consecutive trading days ended on February 24, 2017, which was $79.9289. The Cash Election Consideration and the Stock Election Consideration were subject to automatic adjustment, as described in the Merger Agreement and in the definitive joint proxy statement/prospectus dated December 9, 2016, filed by CBOE Holdings with the U.S. Securities and Exchange Commission (the “SEC”) on December 12, 2016, as amended and supplemented from time to time (the “Prospectus”), to ensure that the total amount of cash paid and the total number of shares of CBOE Common Stock issued in the Merger were the same as what would have been paid and issued if all holders of Bats Common Stock received the Mixed Consideration at the Effective Time.

As previously announced, the deadline for Bats stockholders to have delivered their merger consideration elections in connection with the Merger was 5:00 p.m., New York City time, on February 24, 2017 (the “Election Deadline”).  Holders of shares of Bats Common Stock outstanding as of the Election Deadline (other than Excluded Shares) that did not make a valid election prior to the Election Deadline were deemed to have elected to receive the Mixed Consideration. For payments to holders of Bats Common Stock (other than Excluded Shares) in connection with the Merger, CBOE Holdings deposited with Computer Share Trust Company, N.A., the exchange agent for the Merger, a total of approximately 30,586,695 shares of CBOE Holdings Common Stock and a total of approximately $955.6 million in cash to be issued and paid to Bats stockholders, in the aggregate.  No fractional shares of CBOE Holdings Common Stock were issued in the Merger.  Accordingly, Bats stockholders became entitled to receive cash in lieu of fractional shares, if any, of CBOE Holdings Common Stock.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding unexercised option to purchase Bats Common Stock granted under any Bats equity incentive plan, whether vested or unvested (“Bats Stock Options”), was converted into an option to purchase shares of CBOE Holdings Common Stock (“CBOE Holdings Stock Options”), with the same terms and conditions (including vesting schedule) as were applicable to such Bats Stock Option (but taking into account any changes, including any acceleration of vesting of such Bats Stock Option, occurring by reason of the transactions contemplated by the Merger Agreement). The number of shares of CBOE Holdings Common Stock subject to each such CBOE Holdings Stock Option is equal to the number of shares of Bats Common Stock subject to the corresponding Bats Stock Option immediately prior to the Effective Time multiplied by 0.4452, and the exercise price of such CBOE Holdings Stock Option is equal to the per share exercise price under the corresponding Bats Stock Option divided by 0.4452 (subject to rounding).

Pursuant to the Merger Agreement, at the Effective Time, each outstanding unvested award of restricted Bats Common Stock granted under any Bats equity incentive plan (“Bats Restricted Shares”) was assumed by CBOE Holdings and was converted into an award of restricted shares of CBOE Holdings Common Stock (“CBOE Holdings Restricted Shares”), subject to the same terms and conditions (including vesting schedule) that applied to the applicable Bats Restricted Shares immediately prior to the Effective Time (but taking into account any changes, including any acceleration of vesting of such Bats Restricted Shares, occurring by reason provided for in the Merger Agreement). The number of shares of CBOE Holdings Common Stock subject to each such award of CBOE Holdings Restricted Shares is equal to the number of shares of Bats Common Stock subject to the corresponding Bats Restricted Share award multiplied by 0.4452 (subject to rounding).

The foregoing description of the Merger, the Subsequent Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which CBOE Holdings filed with the SEC as Exhibit 2.1 to the Current Report on Form 8-K on September 28, 2016 and is incorporated herein by reference.

The Merger Agreement has been referenced in this Current Report on Form 8-K to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about CBOE Holdings, Bats, Merger Sub or Merger LLC. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CBOE Holdings, Bats, Merger Sub or Merger LLC or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in CBOE Holdings’ or Bats’ public disclosures.

The information set forth under Item 2.03 below is incorporated herein by reference.  Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and Bank of America, N.A. are parties to a commitment letter providing for a potential bridge loan facility to CBOE Holdings in connection with the Merger as previously disclosed in CBOE Holdings’ Current Report on Form 8-K filed with the SEC on September 28, 2016.  Also, MLPFS, Morgan Stanley MUFG Loan Partners, LLC, Citibank, N.A., JPMorgan Chase Bank, N.A., certain Term Lenders (as defined below) or certain of their respective affiliates (collectively, the “Permit Holders”) are trading permit holders and engage in trading activities on CBOE Holdings exchanges.  In addition, certain of the Permit Holders are clearing members of the Options Clearing Corporation, and, as such, these Permit Holders clear the market-maker sides of transactions at CBOE Holdings exchanges.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on December 15, 2016, CBOE Holdings entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) with Bank of America, N.A., as administrative agent, certain lenders named therein (the “Term Loan Lenders”), MLPFS, as sole lead arranger and sole bookrunner, Morgan Stanley MUFG Loan Partners, LLC, as syndication agent, and Citibank, N.A., PNC Bank, National Association and JPMorgan Chase Bank, N.A., as co-documentation agents, pursuant to which, subject to the conditions set forth in the Term Loan Agreement, the Term Loan Lenders committed to provide a senior unsecured delayed draw term loan facility in an aggregate principal amount of $1.0 billion.

On February 28, 2017, CBOE Holdings made a draw under the Term Loan Agreement in the aggregate amount of $1,000,000,000.  CBOE Holdings used the proceeds to finance a portion of the cash component of the aggregate consideration for the Merger, repay certain existing indebtedness of Bats, pay fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement and fund working capital needs and for other general corporate purposes.

The description of the Term Loan Agreement in Item 1.01 of CBOE Holdings’ Current Report on Form 8-K filed with the SEC on December 20, 2016 is hereby incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Composition

The Merger Agreement provides that CBOE Holdings will take all requisite actions so that, as of the Effective Time, the CBOE Holdings board of directors (the “Board”) will consist of 14 directors, including three individuals designated by Bats who were serving on the Bats board of directors immediately prior to the Effective Time and comply with the policies of the Nominating and Governance Committee of the Board disclosed to Bats.  As previously disclosed, each of Chris Mitchell, Joe Ratterman and Michael Richter was elected to the Board effective as of the Effective Time, and each of William J. Brodsky, R. Eden Martin and Susan M. Phillips (collectively, the “Resigning Directors”) resigned from the Board, effective as of the Effective Time.  As previously disclosed, any unvested restricted stock awards held by any Resigning Director vested at the Effective Time.  In addition, each Resigning Director was entitled to receive at the Effective Time any retainer payments that would have been payable to such Resigning Director if such Resigning Director had not ceased to serve on the Board prior to CBOE Holdings’ 2017 annual meeting of stockholders.

Amended and Restated Employment Agreement with Chief Executive Officer

In connection with the Merger and in order to reflect certain changes, CBOE Holdings, Chicago Board Options Exchange, Incorporated and C2 Options Exchange, Incorporated (collectively, the “Company”) entered into an amended and restated employment agreement, dated as of February 27, 2017, with Edward T. Tilly, the Chief Executive Officer of the Company.  The material changes from Mr. Tilly’s prior employment agreement, which was entered into effective January 1, 2013, are as follows:

(i)  in addition to reflecting the title and duties of Mr. Tilly as Chief Executive Officer, the amended and restated employment agreement also reflects Mr. Tilly’s appointment as Chairman of the Board effective upon the consummation of the Merger;

(ii)  the amended and restated employment agreement establishes a new employment term lasting until December 31, 2019, with automatic subsequent one-year renewal periods in the absence of notice from the parties;

(iii)  the amended and restated employment agreement provides for an annual base salary of $1,150,000, a 2017 target annual bonus of $1,897,500 payable in cash, and a 2017 target annual equity incentive compensation award with a grant date value of $3,000,000;

(iv)  the amended and restated employment agreement provides for the pro-rated bonus payable upon a qualifying termination of Mr. Tilly’s employment to be based on actual performance for the year in which the termination occurs; and

(v)  the definition of “change in control” under the agreement has been amended to match the definition under the Second Amended and Restated CBOE Holdings, Inc. Long-Term Incentive Plan.

Appointment of President and Chief Operating Officer

As previously disclosed, on February 16, 2017, the Board appointed Chris Concannon, President and Chief Executive Officer of Bats, to serve as President and Chief Operating Officer of the Company, effective as of the Effective Time.  The Company has entered into an employment agreement with Mr. Concannon, dated as of February 27, 2017 (the “Employment Agreement”), pursuant to which Mr. Concannon assumed the title of President and Chief Operating Officer of the Company effective upon the consummation of the Merger (the

“Effective Date”).  The initial term of the Employment Agreement ends on December 31, 2019, but the Employment Agreement will automatically renew thereafter for successive one-year terms, unless either the Company or Mr. Concannon provides written notice of non-renewal at least 180 days prior to the expiration of the then-current term.

The Employment Agreement provides for an annual base salary of $1,000,000 and for eligibility to participate in any bonus or incentive program applicable to other senior executives, with an initial target annual bonus of $1,500,000.  The Employment Agreement also provides that Mr. Concannon will be eligible to receive equity incentive awards in the sole discretion of the Compensation Committee of the Board, provided that the initial target annual equity incentive award to be granted as of the first annual grant date following the Effective Date will have a grant date value of $2,000,000.  In addition, the Employment Agreement provides for a special one-time grant of restricted stock units with a grant date value of $2,000,000 (the “Special RSU Award”), which will vest in full upon the third anniversary of the Effective Date provided that Mr. Concannon remains in continuous employment through such date (subject to accelerated vesting as described below).  The Employment Agreement also generally provides that Mr. Concannon is entitled to participate in all of the Company’s employee benefit plans that are generally available to senior executives, other than the frozen Chicago Board Options Exchange, Incorporated Executive Retirement Plan.

Under the Employment Agreement, upon a termination of employment by the Company without cause or by Mr. Concannon for good reason, Mr. Concannon will be entitled to receive the following: (i) accrued but unpaid base salary through the date of termination; (ii) a pro-rated bonus equal to the bonus that Mr. Concannon would have received for the calendar year in which termination occurs, based on actual performance, pro-rated for the portion of the calendar year worked (the “Pro-Rated Bonus”); (iii) a lump sum cash severance payment in an amount equal to (1) if the termination of employment occurs within 24 months immediately following the Effective Date, the sum of (A) two times the annual base salary in effect on the date of termination and (B) two times the target bonus for the year of termination, or (2) if the termination of employment occurs after the 24-month period immediately following the Effective Date, the sum of (A) one times the annual base salary in effect on the date of termination and (B) one times the target bonus for the year of termination; (iv) a lump sum cash payment in an amount equal to (1) if the termination of employment occurs within 24 months immediately following the Effective Date, the aggregate amount of all employer contributions Mr. Concannon would have received had his employment continued for a period of two years under the Chicago Board Options Exchange SMART Plan and the Chicago Board Options Exchange, Incorporated Supplemental Retirement Plan, or (2) if the termination of employment occurs after the 24-month period immediately following the Effective Date, the aggregate amount of all employer contributions Mr. Concannon would have received had his employment continued for a period of one year under the Chicago Board Options Exchange SMART Plan and the Chicago Board Options Exchange, Incorporated Supplemental Retirement Plan; (v) accelerated vesting of all outstanding equity awards granted by Bats prior to the consummation of the Merger and assumed pursuant to the Merger Agreement (the “Bats Equity Acceleration”); (vi) accelerated vesting of any unvested portion of the Special RSU Award; and (vii) Company-paid premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or an amount equal to Mr. Concannon’s COBRA premiums, sufficient to cover full family health care for a period of either (A) 18 months following the termination of employment, if the termination of employment occurs within the 24-month period immediately following the Effective Date, or (B) 12 months following the termination of employment, if the termination of employment occurs after the 24-month period immediately following the Effective Date.

Upon a termination of employment without cause or for good reason during the 18 months following a change in control, Mr. Concannon will also be entitled to the severance benefits described in clauses (i) through (vii) in the paragraph above, provided that with respect to clauses (iii), (iv) and (vii), Mr. Concannon will be entitled to the maximum amounts described above.  If Mr. Concannon’s employment is terminated due to death or disability, Mr. Concannon (or Mr. Concannon’s estate, as applicable) will be entitled to receive (i) annual base salary through the date of termination; (ii) the Pro-Rated Bonus; and (iii) the Bats Equity Acceleration.  Pursuant to the Employment Agreement, Mr. Concannon has agreed to certain non-competition and non-solicitation provisions during the employment term and for two years thereafter, as well as indefinite confidentiality obligations.

Amendment and Restatement of Executive Severance Plan

In connection with the Merger, CBOE Holdings amended and restated the CBOE Holdings, Inc. Executive Severance Plan (the “Severance Plan”), under which eligible executives are entitled to certain severance benefits upon a qualifying termination of employment.  The material changes to the Severance Plan include:

(i)  the inclusion of the following Bats executives as participants in the Severance Plan beginning 24 months after the closing of the Merger, when they cease to be eligible for change in control severance benefits under their employment agreements with Bats: Eric Crampton, Bryan Harkins, Mark Hemsley, David Howson, Christopher Isaacson and Brian N. Schell;

(ii)  a change in the definition of “Good Reason” to reflect the employment location of the Bats participants after the Merger;

(iii)  a change in the calculation of the pro-rated bonus payment that is payable upon a qualifying termination of employment to be based on the level at which the Company actually achieves applicable performance goals, rather than the target level of performance; and

(iv)  a reduction in the severance multiplier for new participants in the Severance Plan from two times the sum of a participant’s annual base salary and target annual bonus to one times the sum of a participant’s annual base salary and target annual bonus.

Retirement of Certain Executive Officers

Each of Edward L. Provost, President and Chief Operating Officer of CBOE Holdings, and Gerald O’Connell, Chief Technology Officer of CBOE Holdings, retired from CBOE Holdings effective as of the Effective Time.  As previously disclosed, in connection with their termination of employment, each of Messrs. Provost and O’Connell, became entitled to (i) the severance benefits payable under the terms of the CBOE Holdings Executive Severance Plan, (ii)

accelerated vesting in full of any outstanding restricted stock units held by the executive, with the restricted stock unit award for 2016 performance paid in the form of cash, and (iii) accelerated vesting of any outstanding performance share units, held by the executive, prorated for the portion of the performance period completed at the time of termination and subject to attainment of the applicable performance goals through the full performance period. Mr. O’Connell is 65 years of age and, as such, is entitled to the accelerated vesting of his restricted stock units and performance share units in the manner described in clauses (ii) and (iii), above, upon retirement.  Mr. Provost is 64 years of age and otherwise would have become entitled to the accelerated vesting of his restricted stock units and performance share units in the manner described in clauses (ii) and (iii), above, if he had retired on or after attaining age 65.

Item 8.01. Other Events.

CBOE Holdings and Bats will each treat the Merger and the Subsequent Merger, taken together, as a “reorganization” under Section 368(a) of the Internal Revenue Code. For a discussion of the qualification of the Merger and the Subsequent Merger, taken together, as a “reorganization” and the material U.S. federal income tax consequences of the exchange of Bats Common Stock for CBOE Holdings Common Stock and cash in the Merger, see the discussion under the heading “The Merger – Material U.S. Federal Income Tax Consequences” in the Prospectus. Under the Merger Agreement, it was a condition to the obligation of each of CBOE Holdings and Bats to complete the Merger that CBOE Holdings and Bats each receive an opinion of its counsel as to certain tax matters specified in the Merger Agreement. CBOE Holdings and Bats each received such opinion on the closing date.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements for Bats called for by Item 9.01(a) were included in the Current Report on Form 8-K filed by CBOE Holdings with the SEC on January 3, 2017 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The required pro forma financial information called for by Item 9.01(b) was included in the Current Report on Form 8-K filed by CBOE Holdings with the SEC on January 3, 2017 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Merger, dated as of September 25, 2016, by and among CBOE Holdings, Inc., CBOE Corporation, CBOE V, LLC and Bats Global Markets, Inc., incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by CBOE Holdings, Inc. on September 28, 2016*

Exhibit Number	Description of Exhibit

10.1

Term Loan Credit Agreement, dated as of December 15, 2016, by and among CBOE Holdings, Inc., Bank of America, N.A., as Administrative Agent, certain lenders named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunner, Morgan Stanley MUFG Loan Partners, LLC, as Syndication Agent, and Citibank, N.A., PNC Bank, National Association and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by CBOE Holdings, Inc. on December 20, 2016

23.1	Consent of KPMG LLP, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by CBOE Holdings, Inc. on January 3, 2017

99.1

Bats Global Markets, Inc. Audited Consolidated Financial Statements as of December 31, 2015 and 2014 and each of the years in the three-year period ended December 31, 2015, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by CBOE Holdings, Inc. on January 3, 2017

99.2

Bats Global Markets, Inc. Unaudited Interim Condensed Consolidated Financial Statements as of September 30, 2016 and December 31, 2015 and for the three months and nine months ended September 30, 2016 and 2015, incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by CBOE Holdings, Inc. on January 3, 2017

99.3

Unaudited Pro Forma Condensed Combined Financial Statements as of September 30, 2016 and for the nine months ended September 30, 2016 and year ended December 31, 2015, incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K filed by CBOE Holdings, Inc. on January 3, 2017

*  Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.

	By:	/s/Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary
Date: February 28, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1

Agreement and Plan of Merger, dated as of September 25, 2016, by and among CBOE Holdings, Inc., CBOE Corporation, CBOE V, LLC and Bats Global Markets, Inc., incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by CBOE Holdings, Inc. on September 28, 2016*

10.1

Term Loan Credit Agreement, dated as of December 15, 2016, by and among CBOE Holdings, Inc., Bank of America, N.A., as Administrative Agent, certain lenders named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Bookrunner, Morgan Stanley MUFG Loan Partners, LLC, as Syndication Agent, and Citibank, N.A., PNC Bank, National Association and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by CBOE Holdings, Inc. on December 20, 2016

23.1	Consent of KPMG LLP, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by CBOE Holdings, Inc. on January 3, 2017

99.1

Bats Global Markets, Inc. Audited Consolidated Financial Statements as of December 31, 2015 and 2014 and each of the years in the three-year period ended December 31, 2015, incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by CBOE Holdings, Inc. on January 3, 2017

99.2

Bats Global Markets, Inc. Unaudited Interim Condensed Consolidated Financial Statements as of September 30, 2016 and December 31, 2015 and for the three months and nine months ended September 30, 2016 and 2015, incorporated by reference to Exhibit 99.2 to the Current Report on Form 8-K filed by CBOE Holdings, Inc. on January 3, 2017

99.3

Unaudited Pro Forma Condensed Combined Financial Statements as of September 30, 2016 and for the nine months ended September 30, 2016 and year ended December 31, 2015, incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K filed by CBOE Holdings, Inc. on January 3, 2017

*  Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.